UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for the use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)

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[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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[ ] Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
(406) 255-5390

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 27, 2000

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of First Interstate BancSystem, Inc. (the “Company”) will be held on Thursday, April 27, 2000 at 9:00 a.m., Mountain Time, in the training room in the lower level of First Interstate Center, 401 North 31st Street, Billings, Montana 59116-0918, for the following purposes:

1. To elect three (3) directors of the Company.

2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

      Only holders of record of the Company’s Common Stock at the close of business on February 29, 2000 will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or adjournments thereof. Prior to the actual voting thereof, a proxy may be revoked by the person executing the proxy: (i) by filing with the Secretary of the Company an instrument of revocation, or (ii) by voting or delivering a later executed proxy at the Annual Meeting. The giving of a proxy will not affect your right to vote in person if you attend the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ THOMAS W. SCOTT

Thomas W. Scott Chief Executive Officer

Billings, Montana
March 24, 2000

YOUR VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

FIRST INTERSTATE BANCSYSTEM, INC.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918
(406) 255-5390

PROXY STATEMENT

      This Proxy Statement is furnished to the shareholders of First Interstate BancSystem, Inc. (the “Company” or “FIBS”) in connection with the solicitation of proxies of the Company’s shareholders by the Board of Directors to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on April 27, 2000, at 9:00 a.m., Mountain Time, in the training room in the lower level of First Interstate Center, 401 North 31st Street, Billings, Montana 59116-0918, or any adjournment or adjournments thereof.

      February 29, 2000 (the “Record Date”) is the Record Date for determining the holders of record of shares of the Common Stock of the Company (the “Common Stock”) entitled to notice of and to vote at the Annual Meeting of the Company and any adjournments thereof.

      The mailing of the Proxy Statement to shareholders of the Company commenced on or about March 24, 2000. The Company’s Annual Report on Form 10-K (the “Annual Report”), which includes audited financial statements for the fiscal year ended December 31, 1999, is being mailed to shareholders of the Company simultaneously with this Proxy Statement.

INFORMATION CONCERNING SOLICITATION AND VOTING

      Only holders of record of Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. A quorum for the purposes of conducting business at the Annual Meeting is a majority of the outstanding shares of Common Stock entitled to vote. As of the Record Date, the Company had 7,960,392 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share of Common Stock at the Annual Meeting.

      All proxies that are properly executed and received in a timely manner will be voted in accordance with the instructions noted thereon. Any proxy which does not specify to the contrary will be voted in favor of the directors nominated by management. A shareholder granting a proxy in the form enclosed has the right to revoke it any time before it is voted by filing with the Secretary of the Company an instrument of revocation or by voting or delivering a later executed proxy at the Annual Meeting.

      If a shareholder abstains from voting on any matter, the Company intends to count the abstention as present for purposes of determining whether a quorum is present at the Annual Meeting of Shareholders for the transaction of business. Additionally, the Company intends to count broker “non-votes” as present for purposes of determining the presence or absence of a quorum for the transaction of business. A “non-vote” occurs when a nominee does not have discretionary voting power, and has not received instructions from the beneficial owner. Therefore, abstentions and broker “non-votes” have the same effect as votes against the proposals.

      When a quorum is present in the election of directors, the nominees receiving the greatest number of votes will be elected to the Company’s Board of Directors. With respect to any other matter which may properly come before the Annual Meeting, unless a greater number of votes is required by law or by the Company’s Articles of Incorporation, a matter will be approved by the shareholders if the votes cast in favor of the matter exceed the votes cast in opposition.

PROPOSAL ONE
ELECTION OF DIRECTORS

      In accordance with the Company’s amended Bylaws, the number of directors of the Company shall be at least five and not more than fifteen. There are currently nine directors. The Board is divided into three groups with staggered three-year terms.

      Three directors will be elected at the Annual Meeting to serve for a three-year period, or until their respective successors have been elected and qualified. The Board of Directors has nominated Lyle R. Knight, James R. Scott and Sandra A. Scott Suzor for election as directors. Lyle R. Knight and James R. Scott are current members of the Board of Directors of the Company and of First Interstate Bank in Montana (“FIB-MT”) and First Interstate Bank in Wyoming (“FIB-WY”).

      Unless authority to vote is withheld, the person named in the enclosed Form of Proxy will vote the shares represented by such proxy for the election of the nominees named herein. If, at the time of the Annual Meeting, any nominee shall become unavailable for any reason for election as a director, the person entitled to vote the proxy will vote for the election of such substitute(s) as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

      The following table sets forth certain information regarding the nominees for election at the Annual Meeting and the directors continuing in office after the Annual Meeting.

NOMINEES AND CONTINUING DIRECTORS

BOARD NOMINEES FOR A THREE-YEAR TERM EXPIRING IN 2003

	Director
Name and Age	Since	Principal Occupation

Lyle R. Knight, 54	1998	President and Chief Operating Officer, First Interstate BancSystem, Inc.

James R. Scott, 50	1971	President, First Interstate BancSystem Foundation

Sandra A. Scott Suzor, 40	Not previously a Director	Partner and Director of Sales and Marketing, Powder Horn Ranch and Golf Course

DIRECTORS CONTINUING IN OFFICE AFTER ANNUAL MEETING

Homer A. Scott, Jr., 65	1971	2001	Chairman of the Board of Directors, First Interstate BancSystem, Inc.

John M. Heyneman, 32	1998	2001	Assistant Manager, Padlock Ranch Co.

Joel T. Long, 59	1996	2001	President of JTL Group, Inc., a construction firm

Thomas W. Scott, 56	1971	2002	Chief Executive Officer, First Interstate BancSystem, Inc.

Dan S. Scott, 68	1971	2002	President and General Manager, Padlock Ranch Co.

James W. Haugh, 62	1997	2002	Financial Consultant and Founder of American Capital, LLC.

SECURITY OWNERSHIP OF
PRINCIPAL SHAREHOLDERS AND MANAGEMENT

      The following table sets forth information as of December 31, 1999 with respect to the beneficial ownership of the Common Stock for (i) each person who is known by the Company to own beneficially more than 5% of the Common Stock, (ii) each of the Company’s directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the notes to the table, all shares shown in the following table are owned both of record and beneficially and each of the following parties has sole voting and investment power with respect to such shares.

BENEFICIAL OWNERSHIP TABLE

	Number of	Percent
	Shares	Beneficially
Beneficial Owner(1)	Beneficially Owned	Owned

James R. Scott(2)	1,279,385	16.01%

439 Grandview Blvd Billings, Montana 59102

Randall I. Scott(3) (12)	1,158,668	14.50%

521 Freedom Avenue Billings, Montana 59105

Thomas W. Scott(4) (7)	985,305	12.33%

P.O. Box 30876

Billings, Montana 59107

Homer A. Scott, Jr.	762,652	9.54%

122 Scott Drive Sheridan, Wyoming 82801

Dan S. Scott(5)	381,168	4.77%

John M. Heyneman(6)	348,956	4.37%

Sandra A. Scott Suzor(11)	87,920	1.10%

William G. Wilson(7)	44,763	0.56%

Lyle R. Knight(7) (8)	38,582	0.48%

Edward Garding(7)	31,584	0.40%

Terrill R. Moore(7) (9)	31,295	0.39%

Joel T. Long(7)	6,111	0.08%

James W. Haugh(7) (10)	6,111	0.08%

All directors and executive officers as a group (12 persons)(7) (13)	5,074,580	63.49%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities owned. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of December 31, 1999, are deemed outstanding for purposes of computing the percentage of the person or entity holding such securities but are not deemed outstanding for purposes of computing the percentage of any other person or entity.

(2)	Includes 560,068 shares owned beneficially as managing partner of J.S. Investments Limited Partnership.

(3)	Includes 1,119,792 shares owned beneficially as managing partner of Nbar5 Limited Partnership.

(4)	Includes 230,360 shares owned beneficially as trustee for various Scott family members.

(5)	Includes 48,960 shares owned beneficially as managing partner of Nbar5 A, 41,452 shares as managing partner of Nbar5 O, 37,700 shares as managing partner of Nbar5 K, 33,944 shares as managing partner of Nbar5 S and 33,944 shares as managing partner of Nbar5 T.

(6)	Includes 323,060 shares owned beneficially as managing partner of Towanda Investments, Limited Partnership.

(7)	Includes options to purchase 12,500 shares, 34,500 shares, 17,800 shares, 15,600 shares, 18,100 shares, 100 shares and 100 shares held by Thomas W. Scott, Lyle R. Knight, William G. Wilson, Edward Garding, Terrill R. Moore, Joel T. Long and James W. Haugh, respectively.

(8)	Includes 3,879 shares owned beneficially through individual retirement accounts.

(9)	Includes 1,943 shares owned beneficially through individual retirement accounts.

(10)	Includes 5,440 shares owned beneficially as trustee for American Capital L.L.C., Smith Barney Prototype Plan.

(11)	Director nominee — not a director as of December 31, 1999.

(12)	Not a nominee for re-election at the 2000 Annual Meeting.

(13)	Includes 1,158,668 shares owned beneficially by Randall I. Scott. Does not include 87,920 shares owned beneficially by Sandra A. Scott Suzor.

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth information concerning each of the directors and executive officers of the Company:

DIRECTORS AND EXECUTIVE OFFICERS

Name	Age	Position

Homer A. Scott Jr.	65	Chairman of the Board
James R. Scott	50	Vice Chairman of the Board
Thomas W. Scott	55	Chief Executive Officer and Director
Lyle R. Knight	54	President, Chief Operating Officer and Director
Terrill R. Moore	47	Senior Vice President, Chief Financial Officer
		and Secretary
William G. Wilson	60	Senior Vice President
Edward Garding	50	Senior Vice President
Dan S. Scott	68	Director
Randall I. Scott(1)	46	Director
John M. Heyneman	32	Director
Joel T. Long	59	Director
James W. Haugh	62	Director
Sandra A. Scott Suzor(2)	40	Director Nominee

(1)	Not a nominee for re-election at the 2000 Annual Meeting.

(2)	Director nominee – not a director as of December 31, 1999.

Business Biographies

      Homer A. Scott, Jr. has been a director of FIBS since 1971 and the Chairman of the Board since 1988. Mr. Scott has served as a director of Montana-Dakota Utilities Resources Group, Inc. since 1983. Mr. Scott is the brother of James R. Scott, Thomas W. Scott and Dan S. Scott, the uncle of John M. Heyneman and Randall I. Scott, and the father of Sandra A. Scott Suzor.

      James R. Scott has been a director of FIBS since 1971 and the Vice Chairman of the Board since January 1990. Currently, Mr. Scott is also President of First Interstate BancSystem Foundation. Mr. Scott is the brother of Homer A. Scott, Jr., Thomas W. Scott and Dan S. Scott and the uncle of John M. Heyneman, Randall I. Scott and Sandra A. Scott Suzor.

      Thomas W. Scott has been a director of FIBS since 1971 and has served as Chief Executive Officer of FIBS since 1978. Mr. Scott is the brother of Homer A. Scott, Jr., James R. Scott and Dan S. Scott and the uncle of John M. Heyneman, Randall I. Scott and Sandra A. Scott Suzor.

      Lyle R. Knight has been a director of FIBS and has served as President and Chief Operating Officer of FIBS since May 1998. Prior to FIBS, Mr. Knight has 28 years of bank management experience with multi-branch banks in Arizona and Nevada, most recently as President of a large Arizona-based bank. From 1995 to 1997 Mr. Knight was a bank consultant with responsibilities for business and community development, strategic planning and other special projects for a large Arizona-based bank.

      Terrill R. Moore has been a Senior Vice President, the Chief Financial Officer and Secretary of FIBS since November 1989, and served in various finance and accounting positions within the Company since April 1979.

      William G. Wilson has been a Senior Vice President of FIBS since 1983. He was also Chief Financial Officer of FIBS until November 1989.

      Edward Garding has been a Senior Vice President of FIBS since September 1996 and Chief Credit Officer since September 1999. In addition, Mr. Garding has been President of FIB Montana and FIB Wyoming since October 1997. Prior to joining the FIBS management team in 1996, Mr. Garding served in various management positions within the Company since 1971, including President of the Sheridan, Wyoming branch of FIB Wyoming from 1988 to 1996.

      Dan S. Scott has been a director of FIBS since 1971. Mr. Scott has served as President and General Manager of Padlock Ranch Co. since 1970. Mr. Scott is the brother of Homer A. Scott, Jr., James R. Scott and Thomas W. Scott, the uncle of John M. Heyneman and Sandra A. Scott Suzor, and the father of Randall I. Scott.

      Randall I. Scott has been a director of FIBS since August 1993. Currently, Mr. Scott is the managing general partner of the Nbar5 Limited Partnership. Previously, Mr. Scott worked in various capacities for the Company over a period of 19 years. From 1991 until 1996, Mr. Scott was a Trust Officer of FIB-MT. From 1996 through 1998, Mr. Scott worked part-time as a consultant to the Company, during which period he obtained his credentials as a certified financial planner. Mr. Scott is not a nominee for re-election at the 2000 Annual Meeting. Mr. Scott is the son of Dan S. Scott, the nephew of Homer A. Scott, Jr., James R. Scott and Thomas W. Scott, and the cousin of John M. Heyneman and Sandra A. Scott Suzor.

      John M. Heyneman has been a director of the Company since March 1998. He received a bachelor of arts degree from Carlton College in 1989 and a masters degree in plant, soil and environmental sciences from Montana State University in 1998. Prior to entering his masters program at Montana State University, Mr. Heyneman worked in various jobs in the U.S. and abroad, most recently as an international representative for Latin America Sales Corporation, a petroleum processing equipment manufacturer. Currently, Mr. Heyneman is Assistant Manager at the Padlock Ranch Co. Mr. Heyneman is the nephew of Homer A. Scott, Jr., James R. Scott, Thomas W. Scott and Dan S. Scott, and the cousin of Randall I. Scott and Sandra A. Scott Suzor.

      Joel T. Long has been a director of FIBS since May 1996. Mr. Long has been the majority owner and Chairman of the Board of JTL Group, Inc., a construction firm doing business in Montana and Wyoming, since 1990. In 1999, Mr. Long sold his interest in JTL Group, Inc. but continues as President of the Company.

      James W. Haugh has been a director of the Company since November 1997. Mr. Haugh formed American Capital LLC, a financial consulting firm, in October 1994 and has operated this firm since its inception. Prior to forming American Capital LLC, Mr. Haugh was a partner in the accounting firm of KPMG LLP.

      Sandra A. Scott Suzor is a nominee for election to the Board of Directors of the Company at the 2000 Annual Meeting. Ms. Suzor has been a partner and the Director of Sales and Marketing for Powder Horn Ranch and Golf Course since 1975. Ms. Suzor is the daughter of Homer A. Scott, Jr., the niece of James R. Scott, Thomas W. Scott and Dan S. Scott, and the cousin of Randall I. Scott and John M. Heyneman.

Other Information Regarding the Board

      Board of Director Meetings. During 1999, the Board of Directors met six times with each Director attending all meetings.

      Committees. The Company has an Audit Committee, a Compensation Committee and a Governance Committee, all established by the Board of Directors and each of which consists of members of the Board of Directors.

      The Audit Committee, which consists of James R. Scott, Randall I. Scott, Joel T. Long, Homer A. Scott, Jr., Dan S. Scott, James W. Haugh and John M. Heyneman, reviews the Company’s external and internal auditing systems and monitors compliance with prescribed accounting and regulatory procedures. The Audit Committee met two times during 1999 with each committee member attending all meetings.

      The Compensation Committee, which consists of James R. Scott, Joel T. Long, Homer A. Scott, Jr., Dan S. Scott, Randall I. Scott, John M. Heyneman and James W. Haugh, assists the Board in developing personnel policies and compensation plans and administers certain incentive and compensation programs and the Company’s stock option plans. The Compensation Committee met two times during 1999 with each committee member, except John M. Heyneman, attending all meetings. John M. Heyneman attended 50% of the committee meetings.

      The Governance Committee, which consists of James R. Scott, Randall I. Scott, James W. Haugh, John M. Heyneman and Lyle R. Knight, assists in maintaining quality governance through Board recruitment, orientation, development and Board evaluations. The Governance Committee met two times in 1999 with each committee member attending all meetings. The Governance Committee does not accept nominees recommended by shareholders.

DIRECTOR AND EXECUTIVE COMPENSATION

Director Compensation

      Each director other than Thomas W. Scott and Lyle R. Knight receives an annual retainer of $8,500 and fees of $625 per board meeting attended and $400 per committee meeting attended. Directors are also reimbursed for ordinary expenses incurred in connection with attending board and committee meetings. In addition, James R. Scott and Homer A. Scott, Jr. were paid salaries of $102,500 and $99,000, respectively, during 1999.

      In 1998, the Board of Directors adopted a deferred compensation plan under which directors may elect to defer any portion of director’s fees until an elective distribution date or the director’s retirement, disability or death.

Executive Compensation

Summary of Cash and Certain Other Compensation

      The following table shows, for the fiscal years ended December 31, 1999, 1998 and 1997, the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to Thomas W. Scott, the Company’s Chief Executive Officer, and each of the other four most highly compensated executive officers of the Company (the “Named Executives”), in all capacities in which they served:

SUMMARY COMPENSATION TABLE

				Other	Long-Term
Name and				Annual	Compensation	All Other
Principal Position	Year	Salary	Bonus	Compensation(1)	Options(2)	Compensation(3)

Thomas W. Scott	1999	$275,000	$150,000	$–	9,500	$28,926

CEO	1998	250,000	150,000	7,200	3,000	26,793

	1997	206,000	75,000	7,200	–	23,002

Lyle R. Knight	1999	$240,000	$115,000	$–	9,500	$14,172

President & COO(4)	1998	141,538	67,000	1,108	25,000	68,566

	1997	–	–	–	–	–

William G. Wilson	1999	$125,700	$41,481	$–	6,000	$14,852

Sr. Vice President	1998	110,775	35,500	7,200	2,400	13,445

	1997	105,500	31,500	7,200	1,600	13,304

Edward Garding	1999	$152,200	$45,660	$–	5,000	$17,164

Sr. Vice President	1998	136,750	38,500	7,200	2,400	15,850

	1997	129,000	38,700	7,200	2,400	15,606

Terrill R. Moore	1999	$147,200	$48,500	$–	6,000	$16,833

Sr. Vice President	1998	125,000	40,000	7,200	2,400	14,762

& CFO	1997	100,862	40,000	7,200	2,400	12,836

(1)	Other annual compensation principally relates to an auto allowance or the value of personal usage of a Company-owned vehicle. Auto allowances were discontinued in 1999 with the representative value added to salary.

(2)	Includes stock options issued in a one-for-one exchange for stock appreciation rights during January 1999.

(3)	All other compensation includes (i) premiums paid by the Company on health and group life insurance policies, (ii) contributions by the Company to the Company’s noncontributory qualified profit sharing plan, (iii) contributions by the Company to the Company’s contributory qualified employee savings plan, qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) and (iv) contributions by the Company to the Company’s executive non-qualified deferred compensation plan.

(4)	Not an executive officer of FIBS prior to 1998. Included in “Other Annual Compensation” for 1998 are reimbursements of moving and related expenses of $16,453 and a signing bonus of $50,000.

Stock Options

      The following table contains information concerning grants of Company stock options to the Named Executives during 1999:

OPTION GRANTS IN 1999

	Individual Grants				Potential Realizable
					Value at
		% of Total			Assumed Annual
		Options			Rates of Stock
		Granted to	Exercise		Price Appreciation
	Options	Employees in	Price	Expiration	for Option Term
Name	Granted (#)	Fiscal Year	($/sh)	Date	5%	10%

Thomas W. Scott	9,500	10.47%	$33.00	1/22/06	$127,626	$297,423

Lyle R. Knight	9,500	10.47%	33.00	1/22/06	127,626	297,423

William G. Wilson	6,000	6.62%	33.00	1/22/06	80,606	187,846

Edward Garding	5,000	5.51%	33.00	1/22/06	67,172	156,538

Terrill R. Moore	6,000	6.62%	33.00	1/22/06	80,606	187,846

      The following table sets forth information with respect to the Named Executives concerning the exercise of options during 1999 and unexercised options held as of December 31, 1999:

AGGREGATED OPTION EXERCISES AND DECEMBER 31, 1999 OPTION VALUES

			Number of	Value of Unexercised
	Shares		Unexercised	In-The-Money
	Acquired	Value	Options at	Options at
Name	on Exercise	Realized	12/31/99	12/31/99

Thomas W. Scott	—	$—	12,500	$112,280

Lyle R. Knight	—	—	34,500	266,500

William G. Wilson	900	24,282	17,800	326,177

Edward Garding	3,624	125,433	15,600	266,624

Terrill R. Moore	1,800	47,907	18,100	321,072

Employment Contracts

      Under an Employment Agreement (the “Agreement”) dated May 18, 1998, Lyle R. Knight is employed as President and Chief Operating Officer of the Company for a ten year period ending May 18, 2008. During the term of the Agreement, Mr. Knight is entitled to base compensation and additional benefits as are customarily offered to Company executives. Pursuant to the terms of the Agreement, the Company is required to pay specified benefits if Mr. Knight is involuntarily terminated without cause or elects termination in the event of a change in control.

      Upon early termination by the Company without cause, Mr. Knight is entitled to receive severance pay equal to five times his base salary then in effect, bonus compensation and reimbursement of all premiums for group health insurance coverage for a period not exceeding five years. In the event of a change in control, Mr. Knight may elect to terminate the Agreement by giving 90 days written notice at any time on or after the first anniversary, but on or prior to the second anniversary of the change in control. Upon proper termination of the Agreement, Mr. Knight is entitled to severance pay as described above.

      In the event Mr. Knight is unable to perform his duties due to physical or mental disability, the Company may, at its option, terminate the Agreement. Upon termination of the Agreement, Mr. Knight is entitled to reimbursement of all premiums for group health insurance coverage for a period not to exceed five years.

      The Agreement also restricts Mr. Knight’s right to compete against the Company for a period of five years from the date of termination.

Survivor Income Benefit

      The Company has entered into survivor income agreements (the “Survivor Agreements”) with certain executive employees. Under the Survivor Agreements, designated beneficiaries are entitled to receive a survivor income benefit if the executive dies before otherwise terminating employment with the Company. Pursuant to the Survivor Agreements and addenda thereto, the Survivor Agreements may convert to split dollar insurance agreements subject to a ten year vesting schedule. The Company has entered into this type of Survivor Agreement with Lyle R. Knight, Terrill R. Moore, William G. Wilson and Edward Garding.

Stock Option and Stock Appreciation Rights Plan

      The Company has a Stock Option and Stock Appreciation Rights Plan (the “Plan”) for executive officers and certain other officers of the Company. The Plan provides for the granting of stock options which are non-qualified under the Code and SARs in tandem with such options. Each option granted under the Plan may be exercised within a maximum of ten years from the date of grant. In December 1998, the Company determined that future grants of stock options would no longer include SARs and all outstanding SARs would be converted to stock options at the grantees’ election.

Compensation Committee Interlocks and Insider Participation

      James R. Scott, Joel T. Long, Homer A. Scott, Jr., Dan S. Scott, Randall I. Scott, John M. Heyneman and James W. Haugh serve on the Compensation Committee of the Board of Directors. With the exception of Joel T. Long, John M. Heyneman and James W. Haugh, all committee members were officers or employees receiving compensation from FIBS for services rendered in 1999.

Indemnification

      Officers and directors of FIBS are entitled to indemnification under the Montana Business Corporation Act and pursuant to a Resolution of the Board of Directors dated January 12, 1987. A summary of the indemnification provision in such resolution follows:

Pursuant to a resolution of the Board of Directors dated January 12, 1987, and under the authority of Section 35-1-414 of the Montana Business Corporation Act, the Company shall indemnify each director and officer of the Company (including former officers and directors) and each agent of the Company serving as a director or officer of a Bank, serving at the specific direction or request of the Company (but only to the extent that such director, officer or agent is not indemnified by the Bank or by insurance provided by the Company), against judgments, penalties, fines, settlements and reasonable expenses actually and reasonably paid by such director, officer or agent by reason of the fact that he or she is or was a director or officer of the Company or such Bank, to the extent provided by and subject to the limitations of the Montana Business Corporation Act.

Board Compensation Committee Report on Executive Compensation

      Compensation Policy. The Company’s executive compensation policy is designed to establish an appropriate relationship between executive pay and the Company’s annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers. The Compensation Committee (the “Committee”) attempts to achieve these goals by integrating competitive annual base salaries with (a) bonuses based on corporate performance and on the achievement of specified performance objectives, and (b) key officer options through the Stock Option and Stock Appreciation Rights Plan. The Committee believes that cash compensation in the form of salary and bonus provides Company executives with short-term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management’s stake in the long-term performance and success of the Company.

      Base Salary. The Committee approved 1999 base salaries of executive officers. In determining the base salary of each executive officer, the Company relied on industry surveys of salaries paid to executive officers of financial institutions with comparable asset size and similar operating regions to that of FIBS. The Committee set the base salaries of the Company’s executive officers within a reasonable range of the salaries reflected in surveys.

      Bonuses. Annual incentives for the executive officers are intended to reflect the Company’s belief that management’s contribution to return on assets and shareholders’ equity comes from maximizing earnings and the quality of those earnings. Awards are based on the attainment of specified performance objectives, and the bonus amount is determined as a percentage of the recipient’s base salary. For 1999, executive officers were assigned bonus amounts ranging from 30.0% to 54.5% of their base salaries. The varying percentages reflect the Committee’s belief that as an executive officer’s duties and responsibilities in the Company increase, the officer will be increasingly responsible for the performance of the Company. Accordingly, a significant portion of the officer’s compensation should be incentive compensation. Actual bonuses payable depend on the level of achievement of specified performance objectives established for each executive officer. Performance objectives evaluated in determining 1999 executive officer bonuses included attainment of return on equity and related growth in earnings per share goals. In addition, selected executive officers were responsible for the successful implementation of a Company-wide sales and service culture, initiation of a formal succession planning process, continuation of the strategic planning process and management of capital investments.

      Stock Options. The executive officers as well as certain other officers of the Company and its subsidiaries were granted options under the Company’s Stock Option and Stock Appreciation Rights Plan to purchase a specified number of shares of FIBS Common Stock. The number of shares each officer was granted an option to purchase was based primarily on the individual’s ability to influence the Company’s long term growth and profitability as well as the number of options previously granted. The Committee believes stock option grants afford a desirable long term compensation method because they closely ally the interest of management with shareholder value and the grants of stock options are the best way to link directly the financial interest of management with those of shareholders. Options granted in 1999 are exercisable within a period of seven years from the date of grant.

      Compensation of Chief Executive Officer. In 1999, the Company paid Thomas W. Scott, Chief Executive Officer of the Company, a salary of $275,000, and he received a bonus of $150,000. The Company also granted to him options to buy 9,500 shares of the FIB’s Common Stock. Mr. Scott’s compensation package was determined to be appropriate by the Committee based on compensation surveys for chief executive officers of financial institutions of comparable size, type and profile, achievement of work plan objectives and improvements in the Company’s financial performance in 1998. Mr. Scott’s compensation package, including bonus and number of options granted, was higher than those granted to other executives of the Company in recognition of his responsibilities and his performance in his position. Financial performance indicators and work plan objectives reviewed in establishing Mr. Scott’s compensation package include attainment of return on equity goals and related growth in earnings per share, successful implementation of a Company-wide sales and service culture, initiation of a formal succession planning process, continuation of the strategic planning process and management of capital investments.

SUBMITTED BY THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:
James R. Scott Homer A. Scott, Jr. Dan S. Scott Randall I. Scott	Joel T. Long James W. Haugh John M. Heyneman

Compliance With Section 16(a) of the Securities Exchange Act of 1934 (“Exchange Act”)

      Because the Company does not have a class of equity securities registered under the Exchange Act, officers, directors and shareholders owning more than 10% of the common stock are not required to file any reports pursuant to Section 16 of the Exchange Act.

Certain Relationships and Related Transactions

      The Company has had, and expects to have in the future, banking transactions in the ordinary course of business with related parties, including business with directors, officers, stockholders and their associates, on the same terms as those prevailing at the same time for comparable transactions with unrelated persons and that did not involve more than a normal risk of collectibility or present other unfavorable features. To the extent that such transactions consisted of extensions of credit to Company executive officers and directors and to certain members of the Scott family, such extensions of credit were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with unrelated persons and did not involve more than a normal risk of collectibility or present other unfavorable features. Loans to FIBS’s executive officers, directors and their related interests represented approximately 7.1% of the Company’s shareholders’ equity as of December 31, 1999. Loans to executive officers, directors and related interests of officers and directors of FIBS and the Banks represented approximately 7.8% of the Company’s shareholders’ equity as of December 31, 1999.

      In January 1999, 3,059 shares of common stock were issued by the Company to certain officers as an incentive bonus. The total cash price was $100,947.

      In July 1999, the Company redeemed 2,700 shares of common stock from Edward Garding in the amount of $105,300.

      In August 1999, 2,565 shares of common stock were sold by the Company to Lyle R. Knight. The total cash price was $100,035.

      In November 1999, the Company purchased an aircraft from a company in which Dan S. Scott, a director, is President and General Manager, and the Scott family as control. The cost of the aircraft was $365,000.

      The Company is the anchor tenant in a commercial building in which the Company’s principal executive offices and largest banking office are located in Billings, Montana. The building is owned by a joint venture partnership in which FIB-MT is one of the two partners, owning a 50% interest in the partnership. The other 50% interest in the partnership is owned by a company in which Joel T. Long, a director of the Company, owns beneficially an equity interest of approximately 33%. Indebtedness of the partnership ($9.4 million as of December 31, 1999) is recourse to the partners and guaranteed by the Company. The Company paid rent to the partnership of $1.4 million in 1999.

Shareholder Proposals

      The rules of the Securities and Exchange Commission permit shareholders of a company, after timely notice to the company, to present proposals for shareholder action in the company’s proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Company’s 2001 Annual Meeting of Shareholders is expected to be held on or about April 26, 2001, and proxy materials in connection with that meeting are expected to be mailed on or about March 15, 2001. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in the Company’s proxy statement for its 2001 Annual Meeting of Shareholders is November 16, 2000. Additionally, if the Company receives notice of a shareholder proposal after January 30, 2001, such proposal will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors of the Company for its 2001 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

Other Matters

      The Board of Directors of the Company knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.

      The Proxy Statement incorporates information from the Company’s Annual Report on Form 10-K (the “Annual Report”). The Company’s Annual Report, which includes audited financial statements for the fiscal year ended December 31, 1999 and a listing of Exhibits, is enclosed herewith. Exhibits to the Annual Report will be furnished at a charge of $0.20 per page to any shareholder who requests them in writing from Laura Bailey, Vice President, Finance Division, First Interstate BancSystem, Inc., 401 North 31st Street, Billings, Montana 59116-0918.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ AMY R. ANDERSON

Amy R. Anderson Assistant Secretary

Billings, Montana
March 24, 2000

PROXY

First Interstate BancSystem, Inc.
401 North 31st Street
P.O. Box 30918
Billings, Montana 59116-0918

The undersigned hereby appoints THOMAS W. SCOTT, proxy of the undersigned, with full power of substitution, to vote all shares of common stock of First Interstate BancSystem, Inc. (“FIBS”), which the undersigned is entitled to vote at the Annual Meeting of Shareholders of FIBS to be held on Thursday, April 27, 2000, at 9:00 a.m., Mountain Time, in the training room in the lower level of First Interstate Center, 401 North 31st Street, Billings, Montana 59116-0918 or at any adjournment or adjournments thereof for the following purposes:

1.	To elect as directors the nominees proposed by the Board of Directors of FIBS, to serve a three (3) year period, or until their respective successors have been elected and qualified.

Please mark only one of the following options:

__________________	For All Nominees Listed Below

__________________	Withhold Authority to Vote for the Nominee(s) listed below: (Instruction: To withhold authority to vote for any nominee(s), write the name of the nominee(s) on the line immediately below.

Nominees: Lyle R. Knight, James R. Scott, Sandra A. Scott Suzor

2.	In his discretion, the proxy is authorized to vote on such other business as may properly come before the meeting or any adjournment or adjournments thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is indicated, the shares represented by this Proxy will be voted at the meeting “FOR” election of the nominees for director as selected by the Board of Directors.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement furnished therewith. The undersigned hereby revokes any proxies given prior to the date reflected below.

Please sign exactly as your name appears below. When signing as attorney, executor, administrator, trustee, guardian, or corporate official, please add your title.

Dated:___________________________ ,2000	____________________________________ (Name-mail merge)

Shares owned as of Record Date: (mail merge)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.